EXHIBIT 10.85

                              EMPLOYMENT AGREEMENT

        THIS AGREEMENT (the "Agreement") effective the 1st day of July, 2002, entered into by and between Aubrey McAuley, 7811 Kincheon Ct., Austin, Texas, 78749 ("Executive") and Vertical Computer Systems, Inc. a Delaware corporation ("the Company") or any of its affiliates ("Affiliates"), with its principal place of business at 6336 Wilshire Blvd. Los Angeles, California 90048. This Agreement may be unilaterally transferred to an affiliate of the Company, without economic detriment to the Employee.

                                    RECITALS

A. The Company has been established for the purpose of software development and related Internet business operations; and

B.    The  Company  desires  to  employ   Executive  as  Executive  VP,  Product
      Development and Sales Support and Executive desires to be so employed.

NOW, THEREFORE, the parties desire to memorialize herein the terms and conditions of Executive's employment. In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the parties hereby acknowledge the receipt and sufficiency of which hereto, the parties agree as follows:

        1. POSITION. Executive shall serve as Executive VP, Product Development and Sales Support upon the terms set forth in this Agreement. Executive shall have the responsibilities inherent in this position, including, without limitation, (i) operational responsibility and management for customer sales support, customer implementation projects, and product research and development, combining business and technical perspectives to guide product development such that Company and product are well positioned to capitalize on the markets of the future. Executive shall report to the President, or as otherwise designated by the Board of Directors, and Executive shall perform any other duties reasonably required by Company's President.

        2. TERM OF EMPLOYMENT. Subject to the provisions of this Agreement, the term of Executive's employment under this Agreement shall commence on July 1, 2002 and shall continue up to July 1, 2004 (the "Term" or "Period of Employment").

        3. COMPENSATION, BONUS, STOCK, PERFORMANCE OF DUTIES, AND BENEFITS.

               3.1 SALARY. The Company shall pay Executive an annual base salary of One Hundred Twenty Thousand Dollars ($120,000.00) during the term of Executive's employment, payable in accordance with the Company's semi-monthly payroll disbursement cycle ("Base Compensation"). Executive's Base Compensation shall be reviewed and increased each year during the term of Executive's employment, provided that the

           Company's performance criteria are achieved as set forth by the Board of Directors each year.



               3.2 BONUS. Executive shall receive an annual bonus One Hundred Twenty (120) days after the end of the Company's fiscal year from a pool equal to five (5) percent of the Company taxable income from the federal tax return filed before depreciation. Executive's share of the bonus pool is equal to the percentage of his annual base compensation to the total combined annual base compensation of all executives of Company in bonus pool.

               3.3. WARRANTS AND ISSUANCE OF SERIES "C" SHARES. Executive confirms the receipt of warrants and employee stock options in 2001 at a strike price of $0.025 to purchase an aggregate total of 900,000 shares of Company common stock. Both parties acknowledge and agree that there were 15,000 shares of Company's Series C 4% Cumulative Convertible preferred stock ("Series C stock") out of a pool of 15,000 shares of Series C stock that was designated for former Enfacet employees who are employed by Company one (1) year after the closing of the sale of Enfacet to Company. Each share of Series C stock is convertible into 400 shares of Company's common stock. In consideration and as incentive for Executive to execute this Employment Agreement and diligently perform the services provided in connection with the Employment Agreement, Executive shall receive 7,500 shares of Series "C" stock, which may be converted into 3,000,000 shares of Company's common stock. The Company shall register the underlying shares of common stock in its forthcoming SB-2. Executive agrees that the underlying common stock shares shall be subject to a lock-up agreement which shall run for a period that begins thirty (30) days after the filing date of the Registration Statement and ends one (1) year later.

               3.4 SERVICE WITH THE COMPANY. During the Period of Employment this Agreement, Executive shall perform such reasonable employment duties, commensurate with Executive's position, as the President, shall, from time to time, assign to Executive;

               3.5  PERFORMANCE  OF DUTIES.  Executive  shall  serve the Company faithfully  and to the  best of his  ability  and  devote  full  business  time, attention,  skill  and  effort  exclusively  to the  performance  of the  duties described in this Agreement. Executive shall comply with all policies, procedures, budgets, and reporting requirements established by the Company in the performance of his duties and responsibilities. During the Period of Employment, (i) Executive's entire working time, energy, skill and best efforts shall be devoted to the performance of Executive's duties hereunder in a manner which will faithfully and diligently further the business and interests of Company; and (ii) Executive shall not accept any other employment, or engage, directly or indirectly, in any other business, commercial, or professional activity (whether or not providing compensation) that is or may be competitive with Company or any Affiliate that might create a conflict of interest with Company or any Affiliate or that otherwise might interfere with the business of Company or any Affiliate. Executive may engage in charitable, civic, fraternal, professional and trade association activities that do not interfere materially with Executive's obligations to Company;



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

               3.6  VACATION AND SICK LEAVE.  Executive  will be entitled to two
(2) weeks of vacation and sick leave equal to six (6) days per year. Vacation time and sick leave shall not be accumulated after the end of any year. Executive's use of vacation time shall be subject to the prior approval of the President of the Company. Sick leave shall accumulate at the rate of one half day per month;

               3.7 EXPENSES. The Company shall reimburse Executive for all expenses incurred in connection with Executive's duties on behalf of the Company, provided that Executive shall keep, and present to the Company, records and receipts relating to reimbursable expenses incurred by him. Such records and receipts shall be maintained and presented in a format, and with such regularity, as the Company reasonably may require in order to substantiate the Company's right to claim income tax deductions for such expenses. Without limiting the generality of the foregoing, Executive shall be entitled to reimbursement for any business-related travel, business-related entertainment, whether at Executive's residence or otherwise, or other costs and customary business expenses reasonably incident to the performance of Executive's duties on behalf of the Company. Executive will be entitled to reimbursement of all reasonable, customary business expenses incurred by him in the performance of Executive's duties.

               3.8 BENEFITS. Executive will be entitled to participate in the employee benefit plans or programs of the Company, including medical and life insurance and profit sharing, to the fullest extent possible, subject to the rules and regulations applicable hereto and to standard eligibility and vesting requirements of any coverage and shall be furnished with other services and perquisites appropriate to Executive's position. Without limiting the generality of the foregoing, Executive shall be entitled to the following benefits, subject to any policies of the benefits provider: (a) Comprehensive medical insurance for Executive, Executive's spouse and dependent children, with twenty-five percent (25%) deductibles;

                    (b) Dental insurance for Executive, Executive's spouse and dependent children;

                    (c) Group term life insurance with death benefits equal to a minimum one hundred percent (100%) of Executive's annual base salary;

                    (d) Annual physical examinations;

                    (e) Vacation leave in the amount of two (2) weeks annually. Any unused vacation time shall not accumulate from year to year.

        4. TERMINATION.

           4.1 DUE TO DISABILITY.

           (a) If Executive becomes unable to perform the duties specified hereunder due to partial or total disability or incapacity resulting from a mental or physical illness, injury or any other cause, Company will continue the payment of Executive's base salary at its then current rate for a period of


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

ninety (90) days following the date Executive is first unable to perform such duties due to such disability or incapacity. Thereafter, Company shall have no obligation for base salary, bonus or other compensation payments to Executive during the continuance of such disability or incapacity. Company will continue to provide benefits to Executive so long as Executive remains employed;

           (b) If Executive is unable to perform the duties specified hereunder due to partial or total disability or incapacity resulting from a mental or physical illness, injury or any other cause for a period of ten (10) consecutive weeks or for a cumulative period of seventy (70) business days during any five
(5) month period ("Disability"), then, to the extent permitted by law, Company shall have the right to terminate this Agreement thereafter, in which event Company shall have no further obligations or liabilities hereunder after the date of such termination except Executive will be deemed disabled and eligible for the payments outlined in paragraph 4.1 (a). EXECUTIVE REPRESENTS THAT TO THE BEST OF EXECUTIVE'S KNOWLEDGE HE HAS NO MEDICAL CONDITION THAT COULD CAUSE PARTIAL OR TOTAL DISABILITY THAT WOULD RENDER HIM UNABLE TO PERFORM THE DUTIES SPECIFIED IN THIS AGREEMENT OTHERWISE THE BENEFITS IN PARAGRAPH 4.1(a) SHALL BE NULL AND VOID.

               4.2 DUE TO DEATH. If Executive dies during the period of employment, Executive's employment with Company shall terminate as of the end of the calendar month in which the death occurs. Company shall have no obligation to Executive or Executive's estate for Base Compensation or other form of compensation or benefit other than amounts accrued through the date of Executive's death, except as otherwise required by law or by benefit plans provided at Company expense.

        In the event of the termination of Executive's employment due to Executive's death or Disability, Executive or Executive's legal representatives, as the case may be, shall be entitled to:

           (a) In the case of death, unpaid Base Compensation earned or accrued through Executive's date of death and continued Base Compensation at a rate in effect at the time of death, through the end of six (6) months after which Executive's death occurs or the end of the employment term, which ever is the lesser amount.

           (b) Any performance or special incentive bonus earned but not yet paid;

           (c) A pro rata performance bonus for the year in which employment terminates due to death or Disability based on the performance of Company for the year during which such termination occurs or, if performance results are not available, based on the performance bonus paid to Executive for the prior year; and

           (d) Any other compensation and benefits to which Executive or Executive's legal representatives may be entitled under applicable plans, programs and agreements of Company to the extent permitted under the terms hereof.



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

               4.3 FOR CAUSE. Company may terminate Executive's employment relationship with Company at any time and with ten (10) days prior notice for Cause.

           (a) For purposes of this Agreement, termination of employment of Executive by the Company for cause means termination for the following reasons:
(i) frequent and unjustifiable absenteeism, other than solely by reason of Executive's illness or physical or mental disability; (ii) failing to follow the reasonable instructions of the President or the Board of Directors; (iii) proven dishonesty materially injurious to the Company or to its business, operations, assets or condition (an "Adverse Effect"); or gross violation of Company policy or procedure after being warned, notified, or Executive's acknowledged, gross or willful misconduct, or willful neglect to act, which misconduct or neglect is committed or omitted by Executive in bad faith and had an Adverse Effect; and

           (b) Company shall have no obligation to Executive for Base Compensation or other form of compensation or benefits, except as otherwise required by law, other than (a) amounts accrued through the date of termination, and (b) reimbursement of appropriately documented expenses incurred by Executive before the termination of employment, to the extent that Executive would have been entitled to such reimbursement but for the termination of employment.

               4.4 WITHOUT CAUSE. At any time, Company may terminate Executive for any reason, without cause, by providing Executive ten (10) days' advance written notice with payment of the balance of Base Compensation for the remaining term of this Agreement. Thereafter, all obligations of Company under this Agreement shall cease. Company may dismiss Executive without cause notwithstanding anything to the contrary contained in or arising from any statements, policies, or practices of Company.

               4.5 TERMINATION OBLIGATIONS.

           (a) All tangible Company Property shall be returned promptly to Company upon termination of the Period of Employment;

           (b) All benefits to which Executive is otherwise entitled shall cease upon Executive's termination, unless explicitly continued either under this Agreement or under any specific written policy or benefit plan of Company;

           (c) Upon termination of the Period of Employment, Executive shall be deemed to have resigned from all offices and directorships then held with Company or any Affiliate;

           (d) Executive's obligations under this Section 4.5 on Termination Obligations, Section 5 on Confidentiality and Non-Disclosure, Section 7 on Inventions, Section 8 on Arbitration, and Section 10 on Non-Competition shall survive the termination of the Period of Employment and the expiration or termination of this Agreement; and



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

           (e) Following any termination of the Period of Employment, Executive shall cooperate fully with Company in all matters relating to completing pending work on behalf of Company and the orderly transfer of work to other employees of Company. Executive shall also cooperate in the defense of any action brought by any third party against Company that relates in any way to Executive's acts or omissions while employed by Company.

        5. CONFIDENTIALITY AND NON-DISCLOSURE.

        Executive agrees to abide by the terms of the Confidentiality and Non-Disclosure Agreement appended hereto as Exhibit A and to comply with such confidentiality, non-disclosure, and proprietary information policies now in effect by the Company or as may be established in the future.

        6. COMPANY PROPERTY.

        All products, records, designs, patents, plans, data, manuals, brochures, memoranda, devices, lists and other property delivered to Executive by or on behalf of the Company, all confidential information including, but not limited to, lists of potential customers, prices, and similar confidential materials or information respecting the business affairs of the Company, such as hardware manufacturers, software developers, networks, strategic partners, business practices regarding technology and schedules, legal actions and personnel information, and all records compiled by Executive which pertain to the business of the Company, and all rights, title and interest now existing or that may exist in the future in and to any intellectual property rights created by Executive for the Company, in performing Executive's duties during the term of this Agreement shall be and remain the property of the Company. Executive agrees to execute and deliver at a future date any further documents that the Company, in its sole discretion, determines may be necessary or desirable to perfect the Company's ownership in any intellectual or other property rights.

        7. INVENTIONS.

           7.1 Subject to the limitations of California Labor Code ss. 2870, a copy of which is attached as Exhibit B, "Inventions" shall mean any and all writings, original works or authorship, inventions, ideas, trademarks, service marks, patents, copyrights, know-how, improvements, processes, designs, formulas, discoveries, technology, computer hardware or software, procedures and/or techniques which Executive may make, conceive, discover, reduce to practice or develop, either solely or jointly with any other person or persons, at any time during the Period of Employment, whether or not during working hours and whether or not at the request or upon the suggestion of Company, which relate to or are useful in connection with any business now or hereafter carried on or contemplated by Company, including developments or expansions of its present fields of operations;



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

           7.2 Executive shall make full disclosure to Company of all Inventions and shall do everything necessary or desirable to vest the absolute title thereto in Company. Executive shall write and prepare all specifications and procedures regarding such inventions, improvements, processes, procedures and techniques and otherwise aid and assist Company so that Company can prepare and present applications for copyright or Letters Patent therefor and can secure such copyright or Letters Patent wherever possible, as well as reissues, renewals, and extensions thereof, and can obtain the record title to such copyright or patents so that Company shall be the sole and absolute owner thereof in all countries in which it may desire to have copyright or patent protection. Executive shall not be entitled to any additional or special compensation or reimbursement regarding any Invention;

           7.3 All Inventions shall be the sole and exclusive property of Company. Executive agrees to, and hereby does, assign to Company all of Executive's right, title, and interest (throughout the United States and in all foreign countries), free and clear of all liens and encumbrances, in and to each Invention.

           7.4 CONTINUING OBLIGATIONS. The rights and obligations of Executive and Company set forth in this Section shall survive the termination of Executive's employment and the expiration of this Agreement.

        8. ARBITRATION.

               8.1 ARBITRABLE CLAIMS. To the fullest extent permitted by law, all disputes between Executive (and Executive's attorneys, successors and assigns) and Company (and its Affiliates, shareholders, directors, officers, employees, agents, successors, attorneys and assigns) of any kind whatsoever, including, without limitation, all disputes arising under this Agreement ("Arbitrable Claims"), shall be resolved by arbitration. All persons and entities specified in the preceding sentence (other than Company and Executive) shall be considered third-party beneficiaries of the rights and obligations created by this Section on Arbitration. Arbitrable Claims shall include, but are not limited to, contract (express or implied) and tort claims of all kinds, as well as all claims based on any federal, state or local law, statute or regulation, excepting only claims under applicable workers' compensation law and unemployment insurance claims. By way of example and not in limitation of the foregoing, Arbitrable Claims shall include any claims arising under Title VII of THE CIVIL RIGHTS ACT OF 1964, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE AMERICANS WITH DISABILITIES ACT and THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT;

               8.2 PROCEDURE. Arbitration of Arbitrable Claims shall be in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, as amended ("AAA Employment Rules"), as augmented in this Agreement. Arbitration shall be initiated as provided by the AAA Employment Rules, although the written notice to the other party initiating arbitration shall also include a statement of the claim(s) asserted and the facts upon which the claim(s) are based. Arbitration shall be final and binding upon


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

           the parties and shall be the exclusive remedy for all Arbitrable Claims. Either party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit or administrative action in any way related to any Arbitrable Claim. Notwithstanding the foregoing, either party may, at its option, seek injunctive relief pursuant to section 1281.8 of the California Code of Civil Procedure. All arbitration hearings under this Agreement shall be conducted in Los Angeles, California. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS, INCLUDING, WITHOUT LIMITATION, ANY RIGHT TO TRIAL BY JURY AS TO THE MAKING, EXISTENCE, VALIDITY OR ENFORCEABILITY OF THE AGREEMENT TO ARBITRATE;

               8.3 ARBITRATOR SELECTION AND AUTHORITY. All disputes involving Arbitrable Claims shall be decided by a single arbitrator. The arbitrator shall be selected by mutual agreement of the parties within thirty (30) days of the effective date of the notice initiating the arbitration. If the parties cannot agree on an arbitrator, then the complaining party shall notify the AAA and request selection of an arbitrator in accordance with the AAA
           Employment Rules. The arbitrator shall have authority to award equitable relief, damages, costs and fees to the same extent that, but not greater than, a court would have. The fees of the arbitrator shall be split between both parties equally, unless this would render this Section of Arbitration unenforceable, in which case the arbitrator shall apportion said fees so as to preserve enforceability. The arbitrator shall have exclusive authority to resolve all Arbitrable Claims, including, but not limited to, whether any particular claim is arbitrable and whether all or any part of this Agreement is void or unenforceable;

               8.4 CONTINUING OBLIGATIONS. The rights and obligations of Executive and Company set forth in this Section on Arbitration shall survive the termination of Executive's employment and the expiration of this Agreement.

        9. PRIOR  AGREEMENTS;  CONFLICTS OF INTEREST.  Executive  represents  to
Company: (a) that there are no restrictions, agreements or understandings, oral or written, to which Executive is a party or by which Executive is bound that prevent or make unlawful Executive's execution or performance of this Agreement;
(b) none of the information supplied by Executive to Company or any representative of Company or placement agency in connection with Executive's employment by Company misstated a material fact or omitted information necessary to make the information supplied not materially misleading; and (c) Executive does not have any business or other relationship that creates a conflict between the interests of Executive and the Company.

        10. NON-COMPETITION. During the term of this Agreement Executive shall not:



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               10.1 Start  employment  with,  offer  consulting  services to, or otherwise become involved in, advise or participate on behalf of any other company, entity or individual, in the field of the Company; and

               10.2 Individually or through any agent, for himself or on behalf of any other person or entity (i) solicit employees of the Company, to entice them to leave the Company; or (ii) solicit or induce and third party now or at any time during the term of this Agreement who is providing services to the Company, through license, contract, partnership, or otherwise to terminate or reduce their relationships with the Company.

        11. MISCELLANEOUS PROVISIONS.

               11.1 AUTHORITY.Each party hereto represents and warrants that it has full power and authority to enter into this Agreement and to perform this Agreement in accordance with its terms.

               11.2   GOVERNING   LAW.  This   Agreement   shall  be  construed,
           interpreted and enforced in accordance with the laws of the State of California.

               11.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

               11.4 CAPTIONS. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

               11.5 SEVERABILITY. In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

               11.6 AMENDMENT. This Agreement may be amended only in writing executed by the parties hereto.

               11.7 ATTORNEY'S FEES. In the event of a dispute the prevailing party shall be entitled to be reimbursed for its legal fees by the other party.

               11.8 FINALITY OF AGREEMENT. The document, when executed by the parties, supersedes all other agreements of the parties with respect to the matters discussed.



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

        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first set forth above.



                                   "EXECUTIVE"

                                   ---------------------------------------------
                                    Aubrey McAuley


                                    VERTICAL COMPUTER SYSTEMS, INC.


                                    By:
                                        ----------------------------------------
                                             Richard Wade, President












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


                                   EXHIBIT "A"

                  CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

        THIS NONDISCLOSURE AND NON-DISLCOSURE AGREEMENT (the "NDA Agreement") is made and entered into on July 1, 2002, by and between Aubrey McAuley (the "Receiving Party") and Vertical Computer Systems, Inc., and its affiliates (including, but not limited to, NOW Solutions, LLC, Globalfare.com, Inc., Enfacet, iNetPurchasing LLC, Vertical Zap J.V., et al) (the "Disclosing Party") for the purpose of preventing the unauthorized use or disclosure of Confidential Information (as defined below) of the Disclosing Party.

        For purposes of this NDA Agreement, Confidential Information shall mean any and all information regarding the business of the Disclosing Party. The Disclosing Party is in the web services, internet, and software businesses.
Confidential Information includes all information that has or could have commercial value or other utility in the business in which the Disclosing Party is engaged or in which it contemplates engaging. Confidential Information also includes all information of which the unauthorized disclosure is or could be detrimental to the interests of the Disclosing Party, whether or not such information is identified as Confidential Information by the Disclosing Party. By example and without limitations, Confidential Information includes any and all information concerning teaching techniques, processes, formulas, trade secrets, inventions, discoveries, improvements, research or development and test results, specifications, data, know-how, formats, marketing plans, business plans, strategies, forecasts, unpublished financial information, budgets, projections, and customer and supplier identities, characteristics, and agreements.

        In consideration of the Disclosing Party's disclosure of Confidential Information to the Receiving Party, the Receiving Party hereby agrees as follows:

        1.  The  Receiving  Party  shall  hold  and  maintain  the  Confidential
Information in strictest confidence and in trust for the sole and exclusive benefit of the Disclosing Party during the term of this NDA Agreement and for a period of three (3) years thereafter.

        2. During the term of this NDA Agreement and for a period of three (3) years thereafter, the Receiving Party shall not, without the prior written approval of the Disclosing Party, use for its own benefit, publish or otherwise disclose to others, or permit the use by others for their benefit or to the detriment of the Disclosing Party any of the Confidential Information.

        3. During the term of this NDA Agreement and for a period of three (3) years thereafter, the Receiving Party shall take all necessary action to protect the confidentiality of the Confidential Information and hereby agrees to indemnify the Disclosing Party against any and all losses, damages, claims, or expenses incurred or suffered by the Disclosing Party as a result of the Receiving Party's breach of this NDA Agreement.

        4. In consideration of the Receiving Party's access to the Confidential Information, the Receiving Party will not, during the term of this NDA
Agreement, or for a period of one (1) year after termination of this NDA Agreement, directly or indirectly, solicit any customers of the Disclosing
Party, or potential customers of the Disclosing Party, for the purpose of performing services for such customers similar to those performed by the Disclosing Party.

        5. The term of this NDA Agreement shall continue in full force and effect until July 16, 2004, except that the Receiving Party's obligations hereunder shall not extend to any of the Confidential Information which the Receiving Party can demonstrate:

               (a)    was received by an unrelated third party;

               (b) was in the public domain on the date of this NDA Agreement or at the time of the disclosure; or

               (c) was an established industry standard on the date of this NDA Agreement or at the time of the disclosure.

        6. The Receiving Party understands and acknowledges that any disclosure or misappropriation of any of the Confidential Information in violation of this NDA Agreement may cause the Disclosing Party irreparable harm, the amount of which may be difficult to ascertain and, therefore, agrees that the Disclosing Party shall have the right to apply to a court of competent jurisdiction for an order restraining any such further disclosure or misappropriation and for such other relief as the Disclosing Party shall deem appropriate. Such right of the Disclosing Party is to be in addition to the remedies otherwise available to the Disclosing Party at law or in equity.

        7. The Receiving Party shall return to the Disclosing Party any and all records, notes, and other written, printed, or tangible materials pertaining to the Confidential Information immediately on the Disclosing Party's written request.

        8. This NDA Agreement and the Receiving Party's obligations hereunder shall be binding on the representatives, assignees, and successors of the Receiving Party and shall inure to the benefit of the assigns and successors of the Disclosing Party.

        9. This NDA Agreement shall be governed by and construed in accordance with the laws of the State of California and subject to the venue and jurisdiction of the state and federal courts of Los Angeles, California.

        10. If any action at law or in equity is brought to enforce or interpret the provisions of this NDA Agreement, the prevailing party in such action shall be entitled to reasonable attorneys' fees and court costs.

        11. This NDA Agreement constitutes the sole understanding of the parties about the subject matter hereof and may not be amended or modified except in writing signed by each of the parties to the agreement.

                                           "Receiving Party"


                                           -----------------------------------
                                           Aubrey McAuley, an individual

"Disclosing Party"
For the Company: VCSY

By:
    --------------------------------
    Richard Wade, President

                        AMENDMENT TO EMPLOYMENT AGREEMENT

        This AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is entered into as of August 5, 2002 by and between Aubrey McAuley ("Executive") and Vertical Computer Systems, Inc. (the "Company").

        A. Executive and Company entered into that certain Employment Agreement dated July 1, 2002 (the "Agreement"). Capitalized terms in this Amendment shall have the same meaning ascribed to them in the Agreement, unless otherwise provided herein.

        B. Executive and the Company desire by this Amendment to amend the Agreement as herein provided.

        In consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

        1. The period at the end of Section 2 is deleted and replaced by a comma, and the following language inserted: "unless earlier terminated pursuant to Section 4, as amended."

        2. The  following  language is inserted at the beginning of Section 3.5:
"Except as otherwise provided in the last sentence of this Section 3.5"; a comma is inserted thereafter and before the word "Executive."

        3. The last sentence of Section 3.5 is replaced with the following language: "Notwithstanding any of the above, the Company hereby expressly permits Executive to (a) engage in charitable, civic, fraternal, professional and trade association activities that do not interfere materially with Executive's obligations to Company, and (b) continue to provide software-related services to the Austin-based company where Executive is currently employed (the "Other Entity") described in Appendix 1 attached hereto and incorporated herein by this reference, pursuant to the agreement attached to Appendix 1, as may be amended from time (the "Other Employment and/or Consulting Agreement"), provided however, that nothing contained herein shall be deemed to include, expressly, by implication, or otherwise, any right of Executive to use or disclose to any third parties, including without limitation the Other Entity, any Company Intellectual Property (as defined below) or any Company Confidential Information (as defined below) in the provision of services to the Other Entity pursuant to the Other Employment or Consulting Agreement and the limited right granted to Executive herein. Executive represents and warrants that Executive has not knowingly used Company Intellectual Property or disclosed Confidential Information in the course of performing services for any third party without Company's or Enfacet's permission, during a period that begins with his employment with Enfacet and continues to the execution of the Amendment. The permission granted by Company set forth subsections (a) and (b) above, is subject to the following conditions: (i) Executive shall continue to fully perform his duties under the terms of Employment Agreement and (ii) Executive shall work a minimum of 40 hours per week for Company. Executive warrants and represents that he has not, as of the date of this Agreement, executed any other employment or consulting agreements with any third party, including the Other Entity, and, in the event that the Other Entity presents Executive with any employment or consulting agreement or a confidentiality agreement for execution,

Executive shall provide the Company with a copy of same, and send the Other Entity the terms of this Section 3.5. In the event that (a) the Other Entity requests or indicates, whether expressly, by implication, or otherwise, that Executive is or should be obligated, permitted, or expected, under the Other Employment or Consulting Agreement, or in any manner associated thereof, to use or disclose (in whole or in part) any such Company Intellectual Property or Company Confidential Information, or (b) Executive in good faith believes that his performance of his services in connection with the Other Employment or Consulting Agreement would require Executive to use or disclose such Company Intellectual Property or Company Confidential Information, Executive hereby agrees and acknowledges that he will not make any such use or disclosure, and Executive agrees that nothing contained herein shall permit Executive to make such use or disclosure of Company Intellectual Property or Company Confidential Information, and Executive shall send the Other Entity a copy of this entire Section and shall immediately provide Company with the name and address of the Other Entity as well as the nature of such request. Except as expressly set forth herein, Company agrees that nothing within this Section 3.5 shall obligate the Executive to disclose the Other's Entity's confidential information or intellectual property to the Company. In consideration of the rights granted in this Section 3.5 with respect to the Other Entity and the Other Employment or Consulting Agreement, Executive hereby agrees that as soon as commercially practicable after execution of this Amendment, Executive shall inform the Other Entity in writing of Executive's rights and obligations pursuant to Section 3.5, and, if requested by the Company on a case by case basis, shall attach a copy of this Amendment to such written communication. For purposes of this Agreement, including, without limitation, this Section 3.5, the term "Company Intellectual Property" means any Intellectual Property (as defined below) generated, developed, invented, created, conceived, reduced to practice, acquired, licensed by or on behalf of the Company. "Intellectual Property" means any one or more of the following materials or intellectual property [(other than trademarks)] now existing or hereinafter developed: (a) unpatentable technical information, know-how, trade secrets, designs, techniques, drawings, diagrams, structures, prototypes, features, ideas, concepts, specifications; (b) inventions (whether patentable or unpatentable, and whether or not reduced to practice), patent applications, continuation patent application, continuation-in-part patent applications, divisional patent applications, any corresponding foreign patent applications that may claim a priority date of the patent applications referred to above, and patents that may be granted on any of the above, including reissue patents, reexamined patents and patent extensions based on those applications;
(c)copyrightable works, copyrights and applications registrations and renewals in connection therewith; (d) mask works and applications, registrations and renewals in connection therewith; (e) Confidential Information; (f) computer software (including data and related documentation); (g) other proprietary rights; (h) licenses or other transfers of proprietary rights; (i) copies or tangible embodiments of any one or more of the foregoing; and (j) improvements, enhancements or modifications of, or embodying, or deriving from, any of the above. Company Intellectual Property shall include, without limitation, the items described in Sections 6 and 7 of the Agreement. For purposes of this Agreement, including, without limitation, this Section 3.5, "Company Confidential Information" means any Confidential Information (as defined in Exhibit A to the Agreement) of the Company.

        4. Add the following to the beginning of the second sentence of Section 3.8(e): "Except as otherwise prohibited under California law," and replace "Any" with "any."

        5. Add after the heading of Section 4.3, the words "by the Company."

        6. Add after the heading of Section 4.4 the words "by the Company."

        7. Insert a new Section after the current Section 4.4. The heading of the new Section 4.5 will be "By Executive for Cause." Insert the following language after the heading: "In the event the Company fails to pay Executive in accordance with Section 3.1 above within five (5) business days for the applicable pay period, Executive may terminate this Agreement upon two (2) days prior notice to the Company and elect to convert his employment relationship to the Company into an independent contractor consulting relationship upon the terms and conditions set forth in the form subcontractor agreement attached hereto as Appendix 2 (the "Subcontractor Agreement"). In the event that Company pays Executive all of Executive's past net salary so that Executive is current through the most recently accrued pay period and Executive has not elected to terminate by the date on which Company has made such payment, then Executive shall be deemed to have waived his right to terminate with respect only to prior pay periods. As a subcontractor of the Company, Executive will provide services (the "Subcontractor Services") to current Company customers as of the date of this Agreement and such other Company customers as may later be designated by the Company (the "Customer(s)") solely in the name of, and solely as an agent of, the Company. All amounts earned by Executive in connection with providing Subcontractor Services ("Subcontractor Income") during each month of the remaining term of Executive's employment term shall be used to offset any amounts due to Executive for the balance of the portion of the Base Compensation that has accrued during that month ("Subcontractor Offset"). If the Company makes a "Reasonable Request" (as hereinafter defined) to Executive to provide Subcontracting Services to a Customer and Executive is unable (except in the case of illness, disability, death, or family emergency; or in the case of a vacation for which Executive has given thirty (30) days prior notice to Company) or elects not to provide such services, then Executive will be deemed to have refused to provide service to Company's Customer ("Refuses Customer" or "Refused Customer"). In the case that Executive Refuses Customer, the Company may offset the consideration that Company receives for the Company's performance of those services which constitute Subcontracting Services against the balance of the portion of the Base Compensation that would have accrued for those pay periods ("Accrued Base Compensation") in which Company performs said services on its own behalf ("Company Offset"). A "Reasonable Request" means the following: (a) the Company must make the request in writing thirty (30) days prior to the commencement of services unless waived by Executive; (b) Executive's consideration for his performance of Subcontractor Services must be reasonable;
(c) Executive has the knowledge and skills reasonably required to perform the Subcontractor Services within the time frame that is contemplated; and (d) the performance of Executive's Subcontracting Services are subject to Executive's prior reasonable consulting commitments, provided that Executive provides written notice to the Company of any such commitments in reasonable detail prior to accepting such engagements. The Company Offset may not exceed in any given month the amount of the difference between the Subcontractor Offset and the Accrued Base Compensation for that same month. Company has the right to continue to make the Company Offset in subsequent months for Subcontractor Services for any particular engagement with a Customer that exceeds one (1) month where Executive Refused Customer, and, in such a case the Company is not obligated to give Executive an opportunity to provide said Subcontracting Services to the Customer in the next month. However, if Executive was unable to perform Subcontracting Services for the Customer for any other reason, the Company must continue to give Executive an opportunity to provide said Subcontracting
Services to the Customer in the next month that Executive is able to perform said Subcontracting Services.

        8. Change the number of Section 4.5 of the Agreement to Section 4.6. Add the following after the heading of the new Section 4.6: "Except as otherwise provided in the Subcontractor Agreement and Section 4.5 above:"

        9. Delete subsection (d) of the "Termination Obligations" Section and rename the current subsection (e), subsection (d).

        10. Add new Section 4.7. Add new heading: "Other Consulting Work." Add new language after the heading: "Upon termination of this Agreement, Executive shall have no right or license (whether express, implied, or otherwise) to use any of the Company Intellectual Property or Company Confidential Information, or conduct any business in the name of the Company, or in any way represent himself as associated with the Company, except, pursuant to an executed Subcontractor Agreement. Subject to the first sentence of this Section 4.7, nothing contained in this Agreement shall otherwise be deemed to in any way prohibit, limit or restrict Executive's freedom, right and ability to provide consulting services to or seek employment with any individual or entity, whether that individual or entity competes with the business of the Company or not."

        11. Add new Section 4.8. Add new heading: "Survival." Add new language after heading: "The provisions of Sections 3.5, 4, 5, 6, 7, and 8, and any other provision which by its terms is meant to survive termination of this Agreement, shall survive termination of this Agreement."

        12. Replace the first sentence of Section 8.1 with the following language: "All disputes arising pursuant to this Agreement, except disputes related to Executive's breach of its obligations with respect to the Company Intellectual Property or the Company Confidential Information, shall be resolved pursuant to binding arbitration and be deemed `Arbitrable Claims.'"

        13. Add to the beginning of the first sentence of Section 10.1: "Except as otherwise permitted in accordance with Section 3.5 above with respect to the Other Entities and the Other Employment or Consulting Agreements," and replace "Start" with "start."

        14. Add to the end of Section 11.2 before the period, a comma, and the following language: "without reference to its conflict of laws provisions."

        15. Except as amended by this Amendment, the Agreement and the terms thereof shall continue in full force and effect.

        16. This Amendment may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Amendment.

        IN WITNESS HEREOF, the parties have executed this Amendment to be effective as of the date first written above.

        AUBREY McAULEY              VERTICAL COMPUTER SYSTEMS, INC.

                                    By:
        -----------------------          ---------------------------------
                                    Its:
                                         ---------------------------------

                                   APPENDIX 1



                                  OTHER ENTITY

                 An Austin-based software-related services firm



                    OTHER EMPLOYMENT OR CONSULTING AGREEMENT

                                    [attach]

                                   APPENDIX 2

                         SUBCONTRACTOR AGREEMENT (FORM)

    THIS SUBCONTRACTOR AGREEMENT (the "AGREEMENT") is entered as of _________, ____, 200_ (the "EFFECTIVE DATE"), by and between VERTICAL COMPUTER SYSTEMS, INC., a Delaware corporation located at 6336 Wilshire Blvd., Los Angeles, CA 90048 (the "COMPANY"), and AUBREY McAULEY, an individual residing at 7811 Kincheon Ct., Austin, Texas, 78749 ("SUBCONTRACTOR") (collectively the "PARTIES" and each a "PARTY").

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. SUBCONTRACTED SERVICES. Company hereby retains Subcontractor to, subject to Company's ("REASONABLE REQUEST"), provide software maintenance, support, installation, and/or customization services (collectively, the "SUBCONTRACTED SERVICES") to current Company customers as of the date of the Employment Agreement, dated July 1, 2002 and such other Company customers as may later be designated by the Company, as identified in Appendix 1 attached hereto, as such may be amended from time to time by mutual agreement of the Parties (the "SERVICED COMPANIES"), solely in the name of, and solely as an agent of, the Company, pursuant and subject to, the terms and conditions of certain license agreements and other written agreements entered into by and between the Company and the Serviced Companies (collectively, the "COMPANY AGREEMENTS"). Notwithstanding the foregoing, Serviced Companies shall also include any customers of Company that Subcontractor has been providing services to on behalf of Company as an employee at the time of termination of his employment with Company and Company shall not be obligated to make a Reasonable Request for any ongoing services prior to the Effective Date of this Agreement. A Reasonable Request means the following: (a) the Company must make the request in writing thirty (30) days prior to the commencement of services unless waived by Subcontractor; (b) Subcontractor's
    consideration  for  his  performance  of  Subcontractor   Services  must  be
    reasonable; (c) Subcontractor has the knowledge and skills reasonably required to perform the Subcontractor Services within the time frame that is contemplated; and (d) the performance of Subcontractor's Subcontracting
    Services are subject to Subcontractor's prior reasonable consulting commitments, provided that Subcontractor provides written notice to the Company of any such commitments in reasonable detail within one (1) day after Subcontractor's acceptance of such engagements. Subcontractor agrees to provide the Subcontracted Services within the time frame, and using the knowledge and skill, reasonably necessary to permit the Company to meet its obligations under the Company Agreements. The Company and the Subcontractor recognize that: (a) Contractor's original cost and time estimates may be too low due to unforeseen events, or to factors unknown to Subcontractor when this Agreement was made; (b) Client may desire a mid-project change in Subcontractor's services that would add time and cost to the project and possibly inconvenience Subcontractor, or (c) Other provisions of this Agreement may be difficult to carry out due to unforeseen circumstances.

2. TERM. This Agreement shall begin on the Effective Date and continue until July 1, 2004, unless earlier terminated as provided for in this Agreement (the "TERM").

3. CONSIDERATION. Except to the extent otherwise provided in the last sentence of this Section 3, as full and complete payment for the Subcontracted Services rendered hereunder (the "COMPENSATION"), Subcontractor shall be entitled to receive all amounts collected by the Company from Customers of the Company pursuant to any maintenance, support, software development, customization, consulting or other similar agreements, entered into by the Company and any one of its customers for Subcontractor Services provided by Subcontractor. Any amounts collected by Company shall be paid to Subcontractor within twenty-four (24) hours after the amounts collected have been cleared by the Company's financial institution where the payments were deposited. Upon Subcontractor's written request, Company will set up a separate account on Subcontractor's behalf for deposit of all payments for Subcontractor's Subcontractor Services made by Customers and upon which Subcontractor shall have the right to receive and withdraw funds ("Subcontractor Services Account"). Company shall deposit any amounts collected by Company into the Subcontractor Services Account within twenty-four (24) hours after the amounts have been actually received. Company shall not have the right to withdraw funds from said account without Executive's express written permission, not to be unreasonably withheld.
    Upon termination of this Agreement, all amounts earned under this Subcontractor Agreement by Subcontractor shall be promptly paid. Except as otherwise set forth in this Agreement, termination of this Agreement shall not affect Subcontractor's rights to receive monies under Paragraph 4.5 of the Employment Agreement, as Amended on August 5, 2002.

4. AUDIT. During the term of the Subcontractor Agreement, Executive shall be entitled to, upon request, (a) receive copies of all invoices sent, and collections made by the Company on account of the Subcontractor Services, and/or (b) audit the Company's records regarding such invoices and collections, once every month, at the Company's expense, provided that the Company shall have thirty (30) days notice and the audit shall not have any material impact on Company's ability to conduct its business operations. If, and to the extent that, the Company incurs any costs and expenses, including, without limitation, the imposition of any taxes or other levies, but excluding overhead, salaries for accounting personnel, and other expenses associated with the Company's ordinary business activities, in connection with the transfer of all payments associated with the Subcontractor Services, as demonstrated by written records of the Company (such costs and expenses, collectively referred to hereinafter as the "Specific Expenses"), such Specific Expenses shall be deducted from payments transferred to Executive or reimbursed to the Company from funds deposited in the Subcontractor Services Account.

5. LOCATION. Subcontractor will perform the Subcontracted Services at the location(s) specified in the Company Agreement(s), or as otherwise agreed upon in writing by and between the Company and any applicable Serviced Company.

6. This Agreement consists of this Cover Page, the attached Exhibits A, B, and C, and Appendix 1, all of which are incorporated herein by this reference and made part of the Agreement as if fully set forth herein.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

VERTICAL COMPUTER SYSTEMS, INC.       AUBREY McAULEY


By:   _______________________         Social Security Number: _________________


Title:  ______________________        Signed:  ________________________________

                                    EXHIBIT A

            STANDARD TERMS AND CONDITIONS OF SUBCONTRACTOR AGREEMENT

1. INDEPENDENT CONTRACTOR STATUS. Subcontractor is an independent contractor and not a Company employee. Nothing herein creates or is intended to create any employment relationship between Subcontractor and Company. Subcontractor shall not be eligible to participate in or receive any benefit from any benefit plan or program available to Company employees. Company shall not provide workers' compensation coverage for Subcontractor. Subcontractor shall comply with all applicable laws and regulations and shall have sole responsibility for the payment of all applicable taxes and withholdings with respect to Compensation paid to Subcontractor. The Subcontractor Agreement is personal to Subcontractor and Subcontractor may not assign this Agreement to any third party, except that Subcontractor has the right to hire assistants to provide the services required by this Agreement, provided that Subcontractor remain primarily liable for any services performed by such assistants. Subcontractor retains sole and absolute discretion in the manner and means of carrying out the Subcontracted Services, subject to the terms and conditions of the Company Agreements, which Subcontractor agrees to be bound by, in the provision of the Subcontracted Services.

2. REPORTS; MEETINGS. Subcontractor shall provide to Company written periodic reports of his activities in a manner and format reasonably acceptable to Company, and shall provide related work records, meeting reports and similar documents as requested by Company. Subcontractor agrees to be available for meetings with Company employees and contractors, and with employees and contractors of the Serviced Companies.

3. REPRESENTATION BY SUBCONTRACTOR. Subcontractor represents and warrants that, to the best of Subcontractor's knowledge, any and all information, practices or techniques to be described, demonstrated, divulged or made known to the Serviced Companies and/or to the Company during the performance of the Subcontracted Services may be divulged without any obligation to, or violation of, any right of others.

4. CONFIDENTIALITY. To govern the exchange of any and all confidential, proprietary, and other similarly sensitive information, the Parties will execute and be bound by the terms of the Confidentiality and Non-Disclosure Agreement attached as Exhibit B to the Agreement.

5. OTHER EMPLOYMENT. During the Term, Subcontractor will not, without the prior written consent of the Company, enter into any engagement or consulting agreement or relationship with any third party if such engagement or employment agreement or relationship that would require or permit Subcontractor to make use of the intellectual property set forth in Exhibit C (the "COMPANY INTELLECTUAL PROPERTY"), or the Confidential Information (as defined in Exhibit B). This paragraph shall not apply to LIONMANE, provided that these ENTITIES/COMPANIES have a valid license from the Company for the foregoing use.

6. NO SOLICITATION. During the Term and for a period of one (1) year following the expiration or earlier termination of the Agreement, Subcontractor will not directly or indirectly solicit or induce or attempt to solicit or induce any customer (including, without limitation, any of the Serviced Companies), vendor, employee, sales representative, agent, contractor or subcontractor of Company to terminate or adversely alter their employment, representation or other business relationship or association with the Company.

7. ASSIGNMENT OF RIGHTS. Subcontractor hereby assigns and agrees to assign to Company all of Subcontractor's rights in and to any work papers, reports, documentation, prototypes and other materials (hereinafter, "Items") generated by Subcontractor during the Term in any media, to the extent such Items derive from or embody any Company Intellectual Property. Subcontractor also hereby assigns and agrees to assign to Company all of Subcontractor's rights in and to any discoveries, inventions and improvements (hereinafter "Inventions"), whether patentable or not, made, conceived or suggested, either alone or jointly with others by Subcontractor, whether in the course of Subcontractor's engagement, with the use of Company's time, material or facilities, provided that the Inventions are in any way within, or related to, any Company Intellectual Property. Except as otherwise prohibited by law, any Item or Invention directly derivative of Company's planned or existing products or services, developed or under development during Subcontractor's engagement and made, conceived or suggested by Subcontractor, either alone or jointly with others, within one (1) year following termination of Subcontractor's engagement under the Agreement or any successor agreements, shall be irrebuttably presumed to have been made, conceived or suggested in the course of Subcontractor's engagement and with the use of Company's time, materials or facilities.

8. USE OF COMPANY PROPERTY. Upon execution by the parties of the Subcontractor Agreement, Executive shall have the right to (a) use the Company Intellectual Property and the Company Confidential Information to provide the Subcontractor Services.

9. REMEDIES. Subcontractor acknowledges that the actual or threatened disclosure of Confidential Information or any breach of the provisions of Sections 4, 5, 6, 7 or 8 of this Exhibit A may give rise to irreparable injury to Company that cannot be adequately compensated with monetary damages, and Subcontractor agrees that Company may seek and obtain injunctive relief against the breach or threatened breach of any of the aforementioned paragraphs or specific enforcement of such provisions in addition to any other legal or equitable remedies that may be available.

10. NO ASSIGNMENT. Except as otherwise expressly provided in the Agreement, Subcontractor shall not assign or subcontract any right or obligation arising under the Agreement without the Company's prior written consent. Any assignment in violation of this Section 10 shall be void. The Agreement shall be binding on and inure to the benefit of each Party's heirs, executors, legal representatives, successors and permitted assigns.

11. TERMINATION FOR CAUSE. Either Party may with prior written notice terminate this Agreement for cause in case of breach by the other Party that is not cured within thirty (30) days of notice of such breach. Notwithstanding the foregoing, the Company may, effective upon written notice, terminate this Agreement for any of the following: a breach of Subcontractor's duties under the Confidentiality and Non-Disclosure Agreement (Exhibit B); frequent and unjustifiable refusal to provide Subcontractor Services; proven dishonesty materially injurious to the Company or its business, operations, assets or conditions (an "Adverse Effect); and gross violation of Company policy or procedure after being warned, notified, or Subcontractor's acknowledged, gross or willful misconduct, or willful neglect to act, which conduct or neglect is committed or omitted by Executive in bad faith and had an Adverse Effect. In the event of termination for cause by Company, Company shall not be liable to Subcontractor for Compensation or damages of any kind whatsoever, including direct, incidental or consequential damages, as well as any monies under Paragraph 4.5 of the Employment Agreement, as Amended on August 5 2002, incurred as a result of such termination, other than Compensation payable for Subcontracted Services performed prior to termination. Notwithstanding the first sentence of this Section 11, the Subcontractor may, upon prior written notice to the Company, terminate this Agreement for cause, if the Company fails to send payment to Subcontractor within one (1) business day after the amounts collected have been cleared by the Company's financial institution where the payments were deposited, or fails to deposit any amounts collected by Company into the Subcontractor
    Services Account, if applicable, within one (1) business day after the amounts have been actually received, and if the Company does not cure such breach within five (5) days of notice of such breach. In the case of termination of this Agreement for cause by Subcontractor, termination of this Agreement shall not affect Subcontractor's rights to receive monies under Paragraph 4.5 of the Employment Agreement, as Amended on August 5, 2002.

12. NOTICES. Whenever notice is to be served hereunder, service shall be made personally, by facsimile transmission, by overnight courier or by registered or certified mail, return receipt requested. Notice shall be effective only upon receipt by the Party being served, except notice shall be deemed received seventy-two (72) hours after posting by the United States Post Office, by method described above.

13. FURTHER ASSURANCES. From time to time, each Party hereto shall execute and deliver such instrument(s) as may be reasonably necessary to carry out the purposes and intent of the Agreement. In addition, Subcontractor shall promptly disclose all Items and Inventions to Company and shall perform all acts necessary or desirable to assist Company, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Items and Inventions, pursuant to Section 7 above.

14. ENTIRE AGREEMENT. The Agreement (including Exhibits A, B, and C and Appendix 1 attached thereto) contains the entire agreement and understanding of the Parties with respect to the subject matter hereof, and merges and supersedes all prior agreements, discussions and writings with respect thereto, except for the provisions of paragraphs 4.5 and 8 of the Employment Agreement, as amended on August 5, 2002. No modification or alteration of the Agreement shall be effective unless made in writing and signed by both Subcontractor and Company.

15. SURVIVAL. The provisions of Sections 3, 4, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 18, 19, and 20, as well as any other terms of this Exhibit A, Exhibit B or Exhibit C that expressly extend or by their nature should extend beyond termination or expiration of the Agreement, shall survive and continue in full force and effect after any termination or expiration of the Agreement.

16. GOVERNING LAW. The Agreement shall be governed by California law, without reference to its rules regarding conflicts of law. Any dispute arising out of the Agreement will be submitted to a state or federal court sitting in Los Angeles, California, which will have the exclusive jurisdiction regarding the dispute and to whose jurisdiction and venue the Parties irrevocably submit.

17. COUNTERPARTS. The Agreement may be executed in multiple counterparts, each of which shall constitute an original and all of which together shall constitute one instrument.

18. SEVERABILITY. If any term of provision of the Agreement, or the application thereof to any person or circumstance, shall to any extent be found to be invalid, void, or unenforceable, the remaining provisions of the Agreement and any application thereof shall, nevertheless, continue in full force and effect without being impaired or invalidated in any way.

19. WAIVER. No waiver of any term, provision or condition of the Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or be construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of the Agreement.

                                    EXHIBIT B

                  CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

        This Confidentiality and Non-Disclosure Agreement (the "NDA") is entered into on the Effective Date of the Agreement (as defined below), by and between VERTICAL COMPUTER SYSTEMS, INC., a Delaware corporation located at 6336 Wilshire Blvd., Los Angeles, CA 90048 (the "DISCLOSER"), and AUBREY McAULEY, an individual residing at _____________________________ Austin, Texas _____ (the
"RECIPIENT") (collectively the "PARTIES" and each a "PARTY").

        WHEREAS, Discloser possesses confidential information relating to its business (including, but not limited to, WebOS/SiteFlash OMF technology), which it desires to disclose to Recipient in connection with Recipient's engagement to provide the Subcontracted Services to the Serviced Companies pursuant to the Subcontractor Agreement entered into by Discloser and Recipient as of _______________, 2002 (the "Agreement"), or which the Discloser has disclosed to the Recipient pursuant to the Employment Agreement entered into by the Parties on July 1, 2002, as amended on August 5, 2002;

        WHEREAS, Recipient is willing to accept all such Discloser's information confidentially subject to the terms of this NDA.

        NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. "CONFIDENTIAL INFORMATION" means any information furnished or disclosed, in whatever form or medium, by the Discloser to the Recipient relating to the business of the Discloser, and includes, without limitation, information regarding materials, the identity and any information related to such Customers, equipment, tooling, know-how, contract terms, financial information, business procedures, processes, techniques, methods, ideas, discoveries, inventions, processes, developments, records, product designs, source code, product planning, and trade secrets, all of which is deemed confidential and proprietary.

2. The Recipient will use the Discloser's Confidential Information only in connection with the Recipient's provision of Subcontracted Services pursuant to the Agreement, and will make no use of the Discloser's Confidential Information, in whole or in part, for any other purpose. The Recipient agrees to refrain from disclosing the Discloser's Confidential Information to third parties, unless the Discloser has given its prior written authorization pursuant to the Company Agreements (as defined on the Cover
    Page), the Agreement or otherwise. The Recipient further agrees to keep confidential all of the Discloser's Confidential Information and take all reasonable steps to preserve the confidential and proprietary nature of such Confidential Information.

3. Notwithstanding any other provisions of this NDA, each Party acknowledges that Confidential Information will not include any information that the Recipient can demonstrate: (a) was publicly available at the time of disclosure, or later became publicly available through no act or omission of the Recipient; or (b) was rightfully received by the Recipient after the Effective Date from a third party without any obligation of confidentiality.

4. In the event that the Recipient is requested or required by subpoena or other court order to disclose any of the Discloser's Confidential Information, the Recipient will provide immediate notice of such request to the Discloser and will use reasonable efforts to resist disclosure, until an appropriate protective order may be sought, or a waiver of compliance with the provisions of this NDA granted. If, in the absence of a protective order or the receipt of a waiver hereunder, the Recipient is nonetheless, in the written opinion of his counsel, legally required to disclose the Discloser's Confidential Information, then, in such event, the Recipient may disclose such information without liability hereunder, provided that the Discloser has been given a reasonable opportunity to review the text of such disclosure before it is made and that the disclosure is limited to only the Confidential Information specifically required to be disclosed.

5. The Discloser may elect to terminate further access to its Confidential Information upon Recipient's breach of the NDA. Upon written request, the Recipient will return to the Discloser all Confidential Information in any form and promptly destroy any and all material or information derived from the Confidential Information, including any copies or tangible objects embodying the Confidential Information.

6. Nothing contained in this NDA will be construed as granting or conferring any rights upon Recipient, by license or otherwise, express or implied, or otherwise for any patents, copyrights, trademarks, know-how or other proprietary rights of Discloser.

7.  Regardless  of the  termination  of any  business  relationship  between the
    Parties, this Agreement and the obligations of confidentiality and nondisclosure contained herein will remain in full force and effect for five
    (3) years after the expiration or earlier termination of the Agreement, or such longer time as the Parties may agree in writing.

8. The Confidential Information protected by this NDA is of a special character, such that money damages would not be sufficient to award or compensate for any unauthorized use or disclosure of the Confidential Information. The Parties agree that injunctive and other equitable relief would be appropriate to prevent any such actual or threatened unauthorized use or disclosure. The remedy stated above may be pursued in addition to any other remedies available at law or in equity, and the Recipient agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. In the event of litigation to enforce any provision hereof, the prevailing Party will be entitled to recover all costs, including his or its reasonable attorneys' fees and costs, incurred in connection with the litigation.

9. This NDA is to evidence the Recipient's agreement to maintain the confidentiality of the Discloser's Confidential Information, and will not constitute any commitment or obligation on the part of either Party to enter into or continue any specific contractual arrangement of any nature whatsoever.

10. The Discloser does not make any representations or warranties as to the accuracy, completeness or fitness of a particular purpose of any information disclosed to the Recipient hereunder. Neither the Discloser nor its representatives will have any liability or responsibility to the Recipient (except as pursuant to this NDA or any applicable provision in the Company Agreements (as defined in the Cover Page)) or to any other person or entity resulting from the use of any information so furnished or otherwise provided.

11. California law will govern the interpretation of this NDA, without reference to rules regarding conflicts of law. Any dispute arising out of this NDA will be submitted to a state or federal court sitting in Los Angeles, California which will have the exclusive jurisdiction regarding the dispute and to whose jurisdiction and venue the Parties irrevocably submit.

12. No waiver of any term, provision or condition of this NDA, whether by conduct or otherwise, in any one or more instances, will be deemed to be or be construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this NDA.

13. If any provision of this NDA is determined by any court of competent jurisdiction to be invalid or unenforceable, such provision shall be interpreted to the maximum extent to which it is valid and enforceable, all as determined by such court in such action, and the remaining provisions of this NDA will, nevertheless, continue in full force and effect without being impaired or invalidated in any way.

14. This NDA, the Agreement, Exhibit A and C and Appendix 1 attached to the Agreement, together constitute the Parties' entire agreement with respect to the subject matter hereof and supersede any and all prior statements or agreements, both written and oral. This NDA may not be amended except by a writing signed by the Parties.

IN WITNESS WHEREOF the Parties have caused this NDA to be executed by their duly authorized representatives.

VERTICAL COMPUTER SYSTEMS, INC., a Delaware     AUBREY McAULEY, an individual
Corporation


By:  _______________________                    ____________________________


Title:_______________________

                                    EXHIBIT C

                          COMPANY INTELLECTUAL PROPERTY

COMPANY INTELLECTUAL PROPERTY SHALL INCLUDE:

SOLUTIONS BASED ON WEBOS/SITEFLASH OMF CORE TECHNOLOGY, INCLUDING BUT NOT LIMITED TO:

     o SiteFlash (incorporating WebOS, OMF), a general-purpose Web site content management and ecommerce software solution.

     o NewsFlash (incorporating WebOS, OMF), a newspaper Web site content management software solution.

     o ResponseFlash (incorporating WebOS, OMF), a Web site content management and ecommerce software solution for emergency response applications.

     o  UniversityFlash   (incorporating   WebOS,   OMF),  a  Web  site  content
        management and ecommerce software solution for emergency response applications.

     o BizFlash (incorporating WebOS, OMF), a Web ecommerce software solution for online storefronts.

SOLUTIONS BASED ON MLE CORE LANGUAGE,  INCLUDING BUT NOT LIMITED TO:

     o  Emily, an XML scripting shell.

     o XML Enabler Agent, an application for extracting database information into an XML format

                                   APPENDIX 1

                               SERVICED COMPANIES